Exhibit 13.1

CERTIFICATION

The certification set forth below is being submitted in connection with AC Immune SA’s annual report on Form 20-F for the year ended December 31, 2018 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Andrea Pfeifer, the Chief Executive Officer of AC Immune SA, certifies that, to the best of her knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AC Immune SA.

Date: March 21, 2019

/s/ Andrea Pfeifer
Name:	Andrea Pfeifer
Chief Executive Officer